Microfilm Number            Filed with the Department of State on
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Entity Number
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                                        Secretary of the Commonwealth


               ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                              DSCB:15-1915 (Rev 90)


     In compliance with the requirements of 15 Pa.C.S. ss. 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1. The name of the corporation is: U.S. PHYSICIANS, Inc.
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2. The (a) address of this corporation's current registered office in this
Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

    (a) 220 Commerce Drive, Suite 400,     Fort Washington          PA
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        Number and Street                 City                      State

        19034           Montgomery
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        Zip               County

     (b) c/o : ----------------------------------------------------------------
               Name of Commercial Registered Office Provider

--------------------
                     County

     For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3. The statute by or under which it was incorporated is: Pennsylvania
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4. The date of its incorporation is: July 14, 1994
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5. (Check, and if appropriate complete, one of the following):

  X The amendment shall be effective upon filing these Articles of Amendment in ---- the Department of State.

     The amendment shall be effective on: ___________ at ______________
----                                         Date              Hour


 6. (Check one of the following):

  X The amendment was adopted by the shareholders (or members) pursuant to 15 ---- Pa.C.S.ss.1914(a) and (b).


     The amendment was adopted by the board of directors pursuant to 15 Pa.C.S. ---- ss. 1914(c).

7. (Check, and if appropriate complete, one of the following):

---- The amendment adopted by the corporation, set forth in full, is as follows:

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  X  The amendment adopted by the corporation is set forth in full in Exhibit A
---- attached hereto and made a part hereof.


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8. (Check if the amendment restates the Articles):

     The restated Articles of Incorporation supersede the original Articles and ---- all amendments thereto.


     IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 5th day of September, 1997.




                                        U.S. PHYSICIANS, INC.
                                        ---------------------------------
                                        (Name of Corporation)



                                        BY: /s/ Martin G. Chilek
                                        ---------------------------------
                                                (Signature)

                                        TITLE:  Secretary and Vice President
                                        ---------------------------------


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                                    EXHIBIT A
                                       TO
              ARTICLES OF AMENDMENT - DOMESTIC BUSINESS CORPORATION
                                       OF
                              U.S. PHYSICIANS, INC.


The Second Amended and Restated Articles of Incorporation of U.S. PHYSICIANS, Inc. are hereby amended as follows:

1. Article SIXTH is deleted and replaced by a new Article SIXTH to read in its entirety as follows:

     SIXTH. Capital Stock. The aggregate number of shares which the corporation shall have authority to issue is Twenty-Eight Million Three Hundred Thirty-Seven Thousand Seven (28,337,007) shares consisting of:

          (a) Twenty-Five Million (25,000,000) shares of Common Stock, par value $.01; and

          (b) Three Million Three Hundred Thirty-Seven Thousand Seven (3,337,007) of Preferred Stock, par value $.01.


2. Paragraph 1 of Exhibit A to the Second Amended and Restated Articles of Incorporation of U.S. PHYSICIANS, Inc. SERIES A CONVERTIBLE PREFERRED STOCK AND SERIES B CONVERTIBLE PREFERRED STOCK is deleted and replaced by a new Article SIXTH to read in its entirety as follows:

     1. Number of shares. The series of Preferred Stock designated and known as "Series A Convertible Preferred Stock" shall consist of 1,506,849 shares. The series of Preferred Stock designated and known as "Series B Convertible Preferred Stock" shall consist of 1,830,158 shares. The Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock are sometimes collectively referred to herein as the "Convertible Preferred Stock."

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